UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

INFORMATION ANALYSIS INCORPORATED

(Exact name of registrant as specified in its charter)

VA	000-22405	54-1167364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11240 Waples Mill Rd, Ste 201
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

703-383-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of President and Chief Executive Officer

On December 14, 2020, Sandor Rosenberg announced his intent to resign and retire from his positions as President and Chief Executive Officer of Information Analysis Incorporated (the “Company”) effective December 31, 2020. In addition, Mr. Rosenberg will resign his position as Chairman of the Board of Directors (the “Board”) while retaining his seat on the Board. The Company has executed an agreement with Mr. Rosenberg to provide limited consulting and transition assistance through December 31, 2021.

(c) Election of Interim Chief Executive Officer and President

The Board of Directors unanimously elected Stanley A. Reese, the Company’s current Chief Operating Officer, as interim Chief Executive Officer and President, to hold office beginning January 1, 2021, until such time as a permanent successor is duly qualified and elected. There are no related party transactions under Section 404(a) of Regulation S-K (17 CFR 229.404(a)) between Mr. Reese and the Company, its principal officers, its control persons, or its Board. Mr. Reese will simultaneously continue in his role as Chief Operating Officer. Any adjustment to Mr. Reese’s compensation for the additional roles as Chief Executive Officer and President has not yet been finalized by the compensation committee of the Board.

Biography / qualifications:

Stanley A. Reese, 63, joined the Company in 1993.  Mr. Reese has been Senior Vice President since 1997 and Chief Operating Officer since March 1999.  From 1992 to 1993, he served as Vice President, Technical Services at Tomco Systems, Inc.  Prior to Tomco Systems, he served as Senior Program manager at ICF Information Technology, Inc.  Mr. Reese has over 35 years of experience managing and marketing information technology services contracts.  Mr. Reese holds a B.A. in History from George Mason University.

(e) Material Compensatory Plans

In connection with Mr. Rosenberg’s resignation, Mr. Rosenberg and the Company entered into a consulting and transition agreement, dated December 14, 2020 (the “Agreement”), pursuant to which Mr. Rosenberg will perform consulting services to the Company effective January 1, 2021, through December 31, 2021, to help ensure a smooth transition of his duties and responsibilities at the Company. Pursuant to the terms of the Agreement, among other things, Mr. Rosenberg will provide a general release and waiver of claims, and will be entitled to (i) compensation of $11,667 per month and (ii) reimbursement for certain expenses relating to his family’s health care coverage during the stated term.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Consulting and Transition Agreement dated December 14, 2020, between Information Analysis Incorporated and Sandor Rosenberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION ANALYSIS INCORPORATED
Date: December 18, 2020	By:	/s/ Matthew T. Sands
Matthew T. Sands
Controller and Acting Principal Financial Officer